Baltimore, Maryland $
     , 200

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned MARTEK BIOSCIENCES CORPORATION, a Delaware corporation (“BORROWER”), promises to pay to the order of       (“LENDER”), c/o MANUFACTURERS AND TRADERS TRUST COMPANY (“ADMINISTRATIVE AGENT”), at the offices of the ADMINISTRATIVE AGENT located at 25 S. Charles Street, 12th Floor, Baltimore, Maryland 21201, or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of      Dollars ($     ), or the unpaid portion thereof as has been advanced to the BORROWER for the account of the LENDER as a “LOAN,” as such term is defined and described in the Amended And Restated Loan And Security Agreement dated September 30, 2005 (“AGREEMENT”) between the BORROWER, the ADMINISTRATIVE AGENT, and the lenders named therein, together with interest on the unpaid principal balance from time to time outstanding at the rate or rates specified in the AGREEMENT until paid in full and any and all other sums which may be owing to the holder of this Promissory Note by the BORROWER pursuant to this Promissory Note, on or before the “MATURITY DATE,” as such term is defined in the AGREEMENT, or such earlier date as required by the AGREEMENT. This Promissory Note is a “NOTE,” as such term is defined in the AGREEMENT. The following terms shall apply to this Promissory Note.

1. Interest Rates, Calculation Of Interest, Obligations And Terms Of Repayment; And Rights Of Prepayment. The BORROWER agrees to pay principal and all interest which accrues on the unpaid balance of this Promissory Note from the date of this Promissory Note until such time as the obligations evidenced hereunder have been paid in full, at the times and in accordance with the covenants, procedures and requirements set forth in the AGREEMENT. Interest shall accrue, be payable, and shall be calculated as provided for in the AGREEMENT. The BORROWER further promises to pay all default interest, late payment charges, fees, and other expenses, costs and payment obligations as are required by the AGREEMENT to be made by the BORROWER to or for the account of the LENDER. The principal balance of this Promissory Note, together with all other unpaid interest, fees, expenses and other sums due to the holder, shall be paid in full on or before the MATURITY DATE. The BORROWER’S right to prepay any or all sums due pursuant to this Promissory Note shall be governed by the terms and conditions of the AGREEMENT.

2. Confession Of Judgment. Upon the occurrence of an “EVENT OF DEFAULT,” as such term is defined in the AGREEMENT, in addition to all other rights and remedies otherwise provided by the provisions of the AGREEMENT or otherwise by applicable laws, the BORROWER authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of it in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against it in favor of the holder of this Promissory Note in the full amounts due to the holder pursuant to this Promissory Note (including principal, accrued interest, fees, late charges and any and all charges, fees and costs) plus attorneys= fees in the amount of fifteen percent (15%) of the unpaid balance hereunder, and court costs, all without prior notice or opportunity of it for any prior hearing. The BORROWER agrees that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. The BORROWER waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon it any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the BORROWER shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the ADMINISTRATIVE AGENT, acting on behalf of the holder, or the holder shall deem necessary, convenient, or proper. In the event that the holder receives, as a result of execution on a judgment confessed hereunder, attorneys= fees which exceed the actual legal fees incurred by the holder in connection with the unpaid balance due to the holder pursuant to this Promissory Note, then, upon full and final payment of all other sums due and owing to the holder pursuant to this Promissory Note and payment of the actual attorneys’ fees incurred by the holder, the holder shall remit such excess amount of attorneys’ fees to the BORROWER.

3. Interest Rate After Judgment. If judgment is entered against the BORROWER on this Promissory Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the default interest rate set forth in the AGREEMENT, to be determined on the date of the entry of the judgment.

4. Expenses Of Collection And Attorneys’ Fees. Should this Promissory Note be referred to an attorney for collection, whether or not judgment is confessed or suit is filed, the BORROWER shall pay all of the holder’s reasonable costs, fees and expenses, including reasonable attorneys’ fees, resulting from such referral.

5. Waiver Of Defenses. In the event any one or more holders of this Promissory Note transfer this Promissory Note for value, the BORROWER agrees that, except as otherwise provided herein, all subsequent holders of this Promissory Note who take for value and without actual knowledge of a claim or defense of the BORROWER against a prior holder shall not be subject to any claims or defenses which the BORROWER may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the BORROWER even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The BORROWER shall retain all rights and claims which the BORROWER may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders. Notwithstanding the foregoing, nothing herein shall represent the waiver by the BORROWER of any defense based upon any payment hereof made to any former holder hereof prior to the BORROWER having been notified of the transfer of this Promissory Note to any subsequent holder.

6. Waiver Of Protest. The BORROWER, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

7. Extensions Of Maturity. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

8. Manner And Method Of Payment. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder=s discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the BORROWER shall make the payment on the next succeeding banking day.

9. Notices. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the AGREEMENT for the giving of notices under the AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the BORROWER shall be considered to be effective upon the receipt thereof by the BORROWER regardless of the procedure or method utilized to accomplish delivery thereof to the BORROWER.

10. Assignability. This Promissory Note may only be assigned by the LENDER or by any holder to the extent permitted by the stated terms of the AGREEMENT.

11. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDER’S successors and assigns, and shall be binding and enforceable against the BORROWER and the BORROWER’S successors and assigns; provided, however, that this Promissory Note may only be assigned by the LENDER in accordance with the provisions of the AGREEMENT.

12. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

13. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.

14. Consent To Jurisdiction; Agreement As To Venue. The BORROWER irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

15. Unconditional Obligations. The BORROWER’S obligations pursuant to this Promissory Note shall be the absolute and unconditional duty and obligation of the BORROWER and shall be independent of any rights of set-off, recoupment or counterclaim which the BORROWER might otherwise have against the holder of this Promissory Note, and the BORROWER shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

16. Seal And Effective Date. This Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

17. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout, and defined terms not specifically defined herein shall have the same meaning as provided by the terms of the AGREEMENT. The section headings are for convenience only and are not part of this Promissory Note.

18. Actions Against Holder. Any action brought by the BORROWER against the holder of this Promissory Note which is based, directly or indirectly, on this Promissory Note or any matter in or related to this Promissory Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in the courts of the State of Maryland. The BORROWER agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by the BORROWER against the holder of this Promissory Note in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that Court.

19. Waiver Of Jury Trial. The BORROWER (by execution of this Promissory Note) and the holder of this Promissory Note (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the BORROWER or the holder of this Promissory Note, or any successor or assign of the BORROWER or the holder of this Promissory Note, on or with respect to this Promissory Note or any of the other “CREDIT DOCUMENTS,” as such term is defined in the AGREEMENT, or which in any way relates, directly or indirectly, to the obligations of the BORROWER to the holder of this Promissory Note under this Promissory Note or any of the other CREDIT DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE HOLDER OF THIS PROMISSORY NOTE HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the BORROWER has duly executed this Promissory Note under seal as of the date first above written.

WITNESS/ATTEST:	THE BORROWER:

MARTEK BIOSCIENCES CORPORATION,

`	A Delaware Corporation

	By:		(SEAL)

Name:

Title: